Beckstead and Watts, LLP

Certified Public Accountants

3340 Wynn Road, Suite B

Las Vegas, NV 89102

702.257.1984

702.362.0540 (fax)

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated November 16, 2004, accompanying the financial statements of Nascent Wine Company, Inc. on Form SB-2 for the years ended December 31, 2003 and 2002 and for the period of December 10, 2002 (inception date) through December 31, 2003.  We hereby consent to the incorporation by reference of said report on the Registration Statement of Nascent Wine Company, Inc. on Form SB-2.

Signed,

/s/ Beckstead and Watts, LLP

November 22, 2004